SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


                            November  30, 1994
                              Date of Report
                     (Date of earliest event reported)



                     FLEMING COMPANIES, INC.
          (Exact name of registrant as specified in its charter)



     Oklahoma                     1-8140         48-0222760
(State or other juris-        (Commission       (IRS Employer
diction of incorporation)      File Number)   Identification No.)




                    6301 Waterford Boulevard, Box 26647
                     Oklahoma City, Oklahoma   73126
                 (Address of principal executive offices)



                             (405) 840-7200
                      Registrant's telephone number,
                           including area code

Item No. 5. Other Events.   Fleming Companies, Inc. announced today
that Smitty's Super Valu, a Phoenix, Ariz., customer, has challenged the enforceability of its supply contract with Fleming and may seek alternate arrangements. Smitty's has provided Fleming with the opportunity to match the terms offered by a competitor. Under the provisions of its supply contract, Fleming has three months in which to respond. Fleming's supply contract will expire in 31 months if the company matches the competing offer and in 15 months if it does not. Fleming intends to comply fully with the supply contract and expects Smitty's to do likewise.
Smitty's purchased approximately $290 million of products from Fleming during the past 12 months.

                                SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         FLEMING COMPANIES, INC.

                         By:  /s/   David R. Almond
                              David R. Almond
                              Senior Vice President-General Counsel

Date:  November 30, 1994